UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2016

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01.	Entry into a Material Definitive Agreement

On May 4, 2016, The First of Long Island Corporation (the “Company”) and its wholly-owned subsidiary, The First National Bank of Long Island, entered into an Underwriting Agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P., pursuant to which the Company agreed to issue and sell 1,200,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a public offering price of $29.00 per share, in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 180,000 shares of Common Stock. The net proceeds of the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, and before giving effect to the option to purchase additional shares, if exercised, were expected to be approximately $32.5 million.

The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Agreement, and are not factual information to investors about the Company.

In connection with the Offering, the Company and each of the Company’s directors and executive officers have entered into 90-day “lock-up” agreements with respect to the sale of shares of common stock, subject to customary exceptions, the form of which agreement is attached to the Agreement.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1, and incorporated herein by reference.

The sale of the Common Stock in the Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-190505), including a prospectus supplement dated May 4, 2016, to the prospectus contained in the Registration Statement. Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, the legal opinion and consent, respectively, of Luse Gorman, PC, are filed herewith in connection with the Company’s Registration Statement and are incorporated therein.

Item 8.01.	Other Events

On May 4, 2016, the Company issued a press release announcing that it had priced an underwritten public offering of 1,200,000 shares of common stock at a price of $29.00 per share, for gross proceeds of approximately $34.8 million. The net proceeds of the offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, were expected to be approximately $32.5 million, assuming that the option to purchase additional shares that was granted to the underwriter was not exercised. A copy of the Company’s press release dated May 4, 2016 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 10, 2016, the Company issued a press release announcing that it has completed its previously announced public offering of common stock. The Company sold 1,200,000 shares of common stock at a price of $29.00 per share. The Company also announced that Sandler O’Neill & Partners, L.P., exercised part of its over-allotment option at the same price, resulting in the sale of an additional 100,000 shares of common stock. The offering resulted in gross proceeds of approximately $37.7 million and net proceeds of approximately $35.3 million. A copy of the Company’s press release dated May 10, 2016 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 4, 2016, by and among The First of Long Island Corporation, The First National Bank of Long Island and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Luse Gorman, PC, regarding the validity of the securities to be issued.

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1).

99.1	Press Release dated May 4, 2016.

99.2	Press Release dated May 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation
(Registrant)

/s/ Mark D. Curtis
Mark D. Curtis
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 10, 2016